July 3, 2013

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control


RE: American Depositary Shares
evidenced by the American
Depositary Receipts of Himax
Technologies Inc.
Form F6 File Number:
333181416)

Ladies and Gentlemen:
Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts (ADRs) are
to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change of Agent for Service of Process to National Corporate Research, Ltd., from
Puglisi & Associates.
As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.
Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate for (company). The
Prospectus has been revised to reflect the new name, and has been overstamped with:
As of June 19, 2013, the Companys
Agent for Service Process is National
Corporate Research, Ltd., located at 10
East 40th Street, 10th Floor, New York, NY
10016.
Please contact me with any questions or
comments at 1.212.815.8161.


Anita Sung
BNY Mellon  ADR Division
Encl.
CC: Paul Dudek, Esq. (Office of
International Corporate Finance)

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